United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

Landmark Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33203	43-1930755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Poyntz Avenue
Manhattan, Kansas 66502
(Address of principal executive offices) (Zip code)

(785) 565-2000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2014, the Company held its Annual Meeting of Stockholders in Manhattan, Kansas. Of the 3,174,640 shares of common stock eligible to vote at the Annual Meeting, 2,682,361 shares were represented in person or by proxy, representing approximately 84.5% of the outstanding shares. The final results of voting on each of the proposals submitted to stockholders at the Annual Meeting are as follows:

1)	Election of three Class I members of the Board to serve a three-year term expiring in 2017:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Brent A. Bowman	1,567,374	270,709	37,777	806,501
Sarah Hill-Nelson	1,694,361	143,298	38,201	806,501
David H. Snapp	1,830,943	3,123	41,794	806,501

2)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,630,729	13,681	37,951	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014	Landmark Bancorp, Inc.

	By:	/s/ Mark A. Herpich
	Name: Title:	Mark A. Herpich Vice President, Secretary, Treasurer and Chief Financial Officer